BLACKROCK PETROLEUM CORP.
(formerly DGT Corp.)
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: BRPC- OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

September 20, 2007

Las Vegas, Nevada - Blackrock Petroleum Corp. (OTCBB: BRPC) (the “Company”) (formerly DGT Corp.) is pleased to announce that it has changed its name to Blackrock Petroleum Corp. effective September 20, 2007.

In addition, effective September 20, 2007, the Company has effected a fifteen (15) for one (1) forward stock split of its authorized and issued and outstanding common stock. As a result, the Company’s authorized capital has increased from 90,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001 to 1,350,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. The Company’s issued and outstanding share capital has increased from 9,000,000 shares of common stock to 135,000,000 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on September 20, 2007 under the new stock symbol “BRPC”. The Company’s new CUSIP number is 092493 105.

On behalf of the Board of Directors,

Blackrock Petroleum Corp.

Zhu Hua Yin
President and Director

For more information contact:
Investor Relations
Tel: 1-866-446-1869

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Blackrock Petroleum Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Blackrock Petroleum Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Blackrock Petroleum Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.